Health Discovery Corporation
5501 ½ Abercorn Street
Savannah, GA 31405

April 20, 2007

Dear fellow shareholders:

On behalf of your board of directors, we are pleased to invite you to attend a special meeting of the shareholders of Health Discovery Corporation. The special meeting will be held on Tuesday, May 22, 2007, at 10:00 a.m., Eastern Time, at the Marriott-Savannah Midtown Courtyard, 6703 Abercorn Street, Savannah, Georgia 31405.

At this special meeting, you will be asked to elect the company’s directors, to approve changes to our articles of incorporation, and approve a change in our company’s state of incorporation from Texas to Georgia. The enclosed notice and proxy statement contain details about the business to be conducted at the special meeting.

Your vote is very important. Regardless of whether you plan to attend the special meeting, please mark, sign, date and promptly return the enclosed proxy in the envelope provided. If you plan to attend the special meeting, please check the “Plan To Attend Meeting” box on your proxy card, although if you do not check the box, you are still welcome to attend the special meeting. If you do attend the special meeting, you may vote in person even if you have previously mailed a proxy card. We encourage you to vote your shares as soon as possible.

Thank you for your continued support.

Sincerely, /s/ Stephen D. Barnhill, M.D. Stephen D. Barnhill, M.D. Chairman of the Board and Chief Executive Officer

Health Discovery Corporation
5501 ½ Abercorn Street
Savannah, GA 31405

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2007

To our shareholders:

Notice is hereby given that a special meeting of the shareholders of Health Discovery Corporation will be held on Tuesday, May 22, 2007, at 10:00 a.m., Eastern Time, at the Marriott-Savannah Midtown Courtyard, 6703 Abercorn Street, Savannah, Georgia 31405, for the following purposes:

(1)	to elect three directors to our board of directors to serve until the next annual meeting of our shareholders and until their successors are duly elected and qualified;

(2)
to approve an amendment to Article 4 of our Articles of Incorporation to increase the number of authorized shares of our common stock, no par value, from two hundred million (200,000,000) shares to three hundred million (300,000,000) shares;

(3)	to approve an amendment to the Articles of Incorporation to authorize 30,000,000 shares of preferred stock (which approval does not extend to the approval of any issuance of preferred stock);

(4)	to approve a change in our state of incorporation from Texas to Georgia by converting our company into a Georgia corporation;

(5)
to approve a proposal to authorize the board of directors to adjourn the special meeting to allow time for further solicitations of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the amendments to the Articles of Incorporation, or to approve the conversion; and

(6)	to consider and act upon any other matters which may properly come before the special meeting or adjournments thereof.

If you own shares of Health Discovery Corporation common stock as of the close of business on April 16, 2007, the record date, you can vote those shares by proxy or at the special meeting. If you plan to attend the special meeting, please check the box marked “Plan To Attend Meeting” on your proxy card, although if you do not check the box, you are still welcome to attend the special meeting.

Under Texas law, our shareholders are entitled to assert dissenters’ rights in connection with the proposal to change our state of incorporation. A summary description of these rights is included in the accompanying proxy statement.

Whether you plan to attend the special meeting or not, please vote your shares by completing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope so that we may be assured of the presence of a quorum at the special meeting. Any shareholder returning a proxy may revoke it at any time before the proxy is exercised by filing a notice of revocation with our corporate secretary, by submitting a duly executed proxy bearing a later date or by attending the special meeting and voting your shares in person.

By order of the board of directors, /s/ Daniel R. Furth Daniel R. Furth Principal Financial Officer Executive Vice President

April 20, 2007

Health Discovery Corporation
5501 ½ Abercorn Street
Savannah, GA 31405
_______________________________________

PROXY STATEMENT FOR A SPECIAL MEETING OF
SHAREHOLDERS TO BE HELD MAY 22, 2007
________________________

The board of directors of Health Discovery Corporation, a Texas corporation, is soliciting proxies to be voted at the special meeting of our shareholders to be held on Tuesday, May 22, 2007, at 10:00 a.m., Eastern Time, at the Marriott-Savannah Midtown Courtyard, 6703 Abercorn Street, Savannah, Georgia 31405, for the purposes set forth in the accompanying Notice of Meeting of Shareholders and at any adjournment thereof. Our company will commence mailing this proxy statement to our shareholders on or about April 20, 2007.

Our board of directors has fixed the close of business on April 16, 2007 as the record date for determining the holders of our common stock entitled to notice of, and to vote at, the special meeting. As of such date, we had issued and outstanding, and entitled to vote at the special meeting, an aggregate of 114,393,384 shares of common stock, excluding approximately 2,100,000 shares, referred to in this proxy statement as the disputed shares, originally issued to the former chairman of our company, which are subject to a lawsuit, Health Discovery Corp. v. Bill G. Williams et al., in which our company alleges that such disputed shares were not properly issued in compliance with Texas law. If such shares are determined to have been properly issued, our company will have had 116,493,384 shares outstanding as of the record date. Each outstanding share as of the record date is entitled to one vote on all matters to be considered at the special meeting.

ABOUT THE MEETING

The presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting of our shareholders. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers complete proxy forms, they generally vote on those matters as to which they are entitled to vote. On those matters as to which brokers are not entitled to vote without instructions from their customers and have not received such instructions, brokers generally indicate on their proxies that they lack voting authority as to those matters, which are referred to as “broker non-votes.” The holders of shares represented by proxies reflecting abstentions or broker non-votes are considered present at the special meeting and count toward a quorum. While we will not count the votes associated with the disputed shares, for purposes of determining whether a quorum exists and whether Proposals 2, 3, 4 and 5 receive sufficient affirmative votes to pass, the disputed shares will be considered outstanding as of the record date. Accordingly, each of the disputed shares will not be considered present at the meeting and will be deemed to vote against Proposals 2, 3, 4 and 5.

You are being asked to vote on five proposals. The accompanying proxy, unless the shareholder otherwise specifies therein, when executed and returned to us will be voted:

(1)	“FOR” the election of the three director nominees to our board of directors to serve until the next annual meeting of our shareholders and until their successors are duly elected and qualified;

(2)
“FOR” the amendment to Article 4 of our Articles of Incorporation to increase the number of authorized shares of our common stock, no par value, from two hundred million (200,000,000) shares to three hundred million (300,000,000) shares;

(3)	“FOR” the amendment to our Articles of Incorporation to authorize 30,000,000 shares of preferred stock;

(4)	“FOR” the change of our state of incorporation from Texas to Georgia by converting our company into a Georgia corporation; and

(5)	“FOR” the adjournment of the meeting to allow time for further solicitations of proxies.

With respect to Proposal 1, the proposal to elect the named nominees to our board of directors, shareholders are entitled to cumulative voting; that is, to cast as many votes for one candidate as shall equal the number of shares held of record multiplied by the number of directors to be elected, or to distribute such number of votes among any number of candidates. A shareholder who intends to cumulate his votes shall give written notice of such intention to the secretary of the Company on or before the day preceding the election at which such shareholder intends to cumulate his votes. All shareholders entitled to vote cumulatively may cumulate their votes if any shareholder gives the written notice to the Company. The three nominees who receive the greatest number of votes cast at the meeting of shareholders in which a quorum is present shall be elected directors. Abstentions and broker non-votes will not have any effect on this proposal.

Proposal 2, the proposal to amend Article 4 of our Articles of Incorporation to increase the number of authorized shares of our common stock, no par value, from two hundred million (200,000,000) shares to three hundred million (300,000,000) shares, requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to be cast at the special meeting. Abstentions and broker non-votes will have the effect of votes “AGAINST” the increase in authorized shares proposal.

Proposal 3, the proposal to amend our Articles of Incorporation to authorize 30,000,000 shares of preferred stock, requires the affirmative vote of the holders of two-thirds of the outstanding shares to be cast at the special meeting. Abstentions and broker non-votes will have the effect of votes “AGAINST” the authorization of preferred stock proposal.

Proposal 4, the proposal to approve the change of the state of incorporation of our company from Texas to Georgia, requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to be cast at the special meeting. Abstentions and broker non-votes will have the effect of votes “AGAINST” the reincorporation proposal.

Proposal 5, the proposal to adjourn the meeting to allow time for further solicitation of proxies, requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting. Texas law provides that the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at the meeting.

Shares represented by a properly executed proxy on the accompanying form will be voted at the special meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the secretary of our company, by executing and delivering a later-dated proxy reflecting contrary instructions, or by appearing at the special meeting and taking appropriate steps to vote in person. The address of our corporate secretary is 5501 ½ Abercorn Street, Savannah, GA 31405, Attn: Corporate Secretary.

OUTSTANDING CAPITAL STOCK

The following table sets forth information regarding beneficial ownership of our common stock by each of our directors and executive officers, and our directors and executive officers as a group, all as of March 27, 2007, including all warrants and options which will vest within sixty days, on which date 116,493,384 shares of our common stock were issued and outstanding, including the disputed shares as described above:

Name and Principal Position	Number of Shares Beneficially Owned	Options and Warrants Exercisable Within 60 Days	Total Beneficial Ownership	Percent of Outstanding Shares
Stephen D. Barnhill, M.D. Chairman of the Board and Chief Executive Officer	27,380,722(1)	__	27,380,722	20.38%
William F. Quirk, Jr. Director	5,670,000	16,108,335	21,778,335	16.21%
William M. Goldstein Director	312,500	1,020,835	1,333,335	0.99%
Daniel R. Furth Principal Financial Officer Executive Vice President Secretary and Treasurer	__	750,000	750,000	0.56%
Directors and Executive Officers as a Group (4 persons)	33,363,222	17,879,170	51,242,392	40.58%

(1)    Held indirectly by Dr. Barnhill through The Barnhill Group, LLC, which is wholly-owned by Dr. Barnhill.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

There are currently three directors serving on our board of directors. Our directors are elected for one-year terms to serve until their successors have been duly elected and qualified. Each of our directors, Stephen D. Barnhill, M.D., William F. Quirk, Jr., and William M. Goldstein were appointed to the board of directors to fill vacancies created by the resignation of our prior directors. Our board of directors has nominated Stephen D. Barnhill, M.D., William M. Goldstein and William F. Quirk, Jr. for election to our board at the special meeting, for each to serve until the annual meeting of shareholders in 2008 and until his successor has been duly elected and qualified.

Nominees

Stephen D. Barnhill, M.D., is currently our Chief Executive Officer and Chairman of the Board. He has been a member of the Board of Directors since November 2003. He is a physician trained in laboratory medicine and clinical pathology. He has developed and used artificial intelligence, pattern-recognition, and computational techniques in Medicine, Genomics, Proteomics, Diagnostics and Drug Discovery.

Dr. Barnhill is or has been a Fellow of the American College of Physician Inventors, the American College of International Physicians, the American Medical Association, the American College of Physician Executives, the American Association of Artificial Intelligence, the American College of Managed Care Medicine, the Association of Clinical Scientists, the American Society of Contemporary Medicine and Surgery, the American Society of Law, Medicine and Ethics, the Southern Medical Society, the American Federation for Clinical Research, and the National Federation of Catholic Physicians.

Dr. Barnhill founded the Barnhill Clinical Laboratories in 1988 and served as Chairman, CEO, President and Medical Director. This laboratory was later acquired by Corning-Metpath in 1989 and after the acquisition he served as Medical Director of this clinical laboratory until 1992. This clinical laboratory, now owned by Quest Diagnostics, continues to be the largest and busiest clinical laboratory in the Savannah, Georgia area.

In 1992, Dr. Barnhill founded National Medical Specialty Laboratories and served as Chairman, CEO, President, and Medical Director. This research laboratory was founded to utilize pattern-recognition mathematics and artificial intelligence techniques in cancer diagnosis. Dr. Barnhill is an inventor on the very first patents issued by the United States Patent and Trademark Office for the use of neural networks in medicine. This company was acquired by Horus Therapeutics, a New York based pharmaceutical company. Dr. Barnhill served as Executive Vice-President and Chairman of the Scientific Advisory Board for Horus Therapeutics until 1998. Johnson & Johnson later acquired the Horus patents invented by Dr. Barnhill.

In 1999, Dr. Barnhill founded and served as Chairman, President and CEO of Barnhill BioInformatics, Inc. Barnhill BioInformatics, Inc. later became Barnhill Genomics, Inc. and BioWulf Technologies, LLC and raised over $13.5 million in private placement funding. The primary focus of these companies was to utilize the next generation of artificial intelligence and pattern-recognition techniques, known as support vector machines, to identify genes that cause cancer. Dr. Barnhill is the sole inventor on the very first patents issued by the United States Patent and Trademark Office for the use of support vector machines in medicine. From the summer of 2000 until he organized The Barnhill Group L.L.C. in the summer of 2003, Dr. Barnhill was not engaged in any professional activities as the result of a non-compete agreement signed by Dr. Barnhill when he left the employment of Barnhill Genomics, Inc.

William F. Quirk, Jr. is a member of the Board of Directors and has been a director since October 25, 2005. Mr. Quirk is the first outside director to join our board, succeeding Dr. David Cooper, the Company's former president and chief medical officer who recently resigned his positions to pursue other interests. Mr. Quirk is a private investor who purchased a significant equity stake in the company in its successful private placement in July 2005. Prior to his retirement in 1996, he held a variety of senior executive positions in finance and management including: Fidelity Management & Research in the mutual fund industry; the investment banking firm Peterson, Diehl, Quirk & Company; leveraged buyout firm Kelso & Company; and auto parts supplier Inline Brake Manufacturing. Mr. Quirk earned his B.S. from the U.S. Naval Academy and an MBA from the Harvard Business School.

William M. Goldstein is a member of the Board of Directors and has been a director since January 28, 2006. Mr. Goldstein is currently a partner with Philadelphia-based Drinker Biddle & Reath LLP. He succeeded Robert Braswell IV, who resigned his Board seat, but remains a senior executive with the Company. Since 1982, Mr. Goldstein has been a senior partner with Drinker Biddle & Reath LLP and has served the firm as a managing partner, chairman of the firm’s managing partners, and the chair of the Tax Practice Group. In the mid-70’s, Mr. Goldstein served as Deputy Assistant Secretary for Tax Policy at the U.S. Treasury Department where he worked directly with Secretary William E. Simon in determining the Treasury’s position on various tax and economic issues. He was also a finalist candidate for Commissioner of the Internal Revenue Service. Mr. Goldstein earned his A.B. from Princeton University and his J.D. from Harvard Law School.

Directors’ Compensation

Outside directors are paid $1.00 each year.

Option and Warrant Grants in Fiscal 2006

In January 2006, the Company issued 1,000,000 warrants to a director with an exercise price of $0.15 in connection with a stock sale.

During the second quarter of 2006, the Company issued 500,000 warrants to two members of its Scientific Advisory Board. These warrants vest over a one-year period and have an exercise price of $0.11. The Company also issued 200,000 warrants to a service provider in exchange for professional services. These warrants vest over a two-year period and have an exercise price of $0.10.

During the third quarter of 2006, the Company issued 10,000,000 warrants to purchase an equal number of shares of the Company’s common stock to William F. Quirk, Jr. These warrants vest over a period of nine months and have an exercise price of $0.16 per share. Also during the third quarter of 2006, the Company issued 300,000 warrants to purchase an equal number of shares of the Company’s common stock in exchange for legal services provided to the Company. These warrants vest immediately and have an exercise price of $0.10 per share. In addition, during the third quarter of 2006, the Company issued 500,000 warrants to purchase an equal number of shares of the Company’s common stock to a member of the Company’s Scientific Advisory Board for providing advisory services to the Company beyond which was expected in his capacity as a Scientific Advisory Board member. These warrants vest immediately and have an exercise price of $0.10 per share.

All of these issuances were made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

Vote Required

Shareholders are entitled to cumulative voting with respect to the election of directors. The three nominees who receive the greatest number of votes cast at the meeting shall be elected directors. Abstentions and broker non-votes will have no effect on this proposal.

In the absence of contrary instructions, shares represented by a proxy will be voted “FOR” the election of all nominees as listed above. If any nominee is unable or unwilling to serve as a director, the proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. Our board of directors has no reason to believe that any of the nominees will be unable to serve or will decline to serve if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES.

PROPOSAL NO. 2
AMENDMENT TO ARTICLES OF INCORPORATION TO
INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On April 17, 2007, our Board of Directors adopted an amendment to Article 4 of our Articles of Incorporation, subject to shareholder approval at the special meeting, to increase the number of authorized shares of our common stock, no par value, to three hundred million (300,000,000) shares from two hundred million (200,000,000) shares. At the special meeting, you will be asked to consider and vote on the proposed amendment to Article 4 of our Articles of Incorporation, substantially in the form included in Exhibit B to this proxy statement.

The affirmative vote of two-thirds of the votes of the outstanding shares of our common stock as of April 16, 2007 is required to approve Proposal 2. If Proposals 2 and 4 are approved by our shareholders at the special meeting, the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of common stock will become effective upon the filing of Articles of Incorporation with the Secretary of State of Georgia, which is expected to occur promptly after the special meeting. If Proposal 2 is approved but Proposal 4 is not approved at the special meeting, the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of common stock will become effective upon the filing of Articles of Amendment of Articles of Incorporation with the Secretary of State of Texas. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the proposed amendment to Article 4 of the Articles of Incorporation to increase the number of authorized shares of our common stock to three hundred million (300,000,000) shares. Our shareholders do not have dissenters’ rights with respect to Proposal 2.

Our Articles of Incorporation currently authorize two hundred million (200,000,000) shares of capital stock. As of April 16, 2007, 116,493,384 shares of common stock were issued and outstanding. As of April 16, 2007, 72,296,250 shares of common stock were subject to issuance upon exercise of outstanding options and warrants previously issued by us.

Our Board of Directors believes that the proposed increase in the authorized shares of common stock is desirable to enhance our flexibility in connection with possible future actions, such as stock dividends, acquisitions, financing transactions, employee benefit plan issuances, stock splits, and such other corporate purposes as may arise. Having such authorized common stock available for issuance in the future will give us greater flexibility and will allow additional shares of common stock to be issued without the expense and delay of a shareholders’ meeting. Such a delay and expense might deny us the flexibility the Board views as important in facilitating the effective use of our securities and possibly eliminate options where timing is an important consideration.

As part of our ongoing corporate development activities, we consider opportunities on a regular basis. In this regard, it is possible that we may identify and act on opportunities that would commit us to issue a substantial portion of our currently authorized but unissued shares of common stock. We cannot give you any assurance, however, that suitable potential transactions will be identified or that any transaction will be completed.

If the proposal to increase the authorized shares of common stock is approved, the additional authorized shares will be part of the existing class of such common stock and will increase the number of shares of common stock available for issuance by us, but will have no effect upon the terms of the common stock or the rights of the holders of such shares. If and when issued, the proposed additional authorized shares of common stock will have identical rights and privileges as the shares of common stock currently outstanding. Holders of common stock will not have preemptive rights to purchase additional shares of common stock.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 SHARES TO 300,000,000 SHARES.

PROPOSAL NO. 3
AMENDMENT TO ARTICLES OF INCORPORATION
TO AUTHORIZE PREFERRED STOCK

On April 17, 2007, the Company’s Board of Directors unanimously approved and recommended for adoption by the shareholders an amendment to the Articles of Incorporation to authorize 30,000,000 shares of “blank check” preferred stock, no par value. At the special meeting, you will be asked to consider and vote on the proposed amendment to the Articles of Incorporation, substantially in the form included in Exhibit B. As of April 16, 2007, there were two hundred million (200,000,000) shares of our common stock authorized, of which 116,493,384 shares were issued and outstanding. The Company does not have any authorized shares of preferred stock.

The amended Articles would authorize 30,000,000 shares of preferred stock. The Board of Directors would have the authority to issue classes or series of preferred stock in the future having designations, rights, preferences and relative, participating, option or other special rights of the shares of each such class or series, including such things as voting rights, dividend rights, redemption rights, and other restrictions and features. We have no present plans to authorize any series of preferred stock or to issue any shares within a series of preferred stock.

The affirmative vote of two-thirds of the outstanding shares of our common stock as of April 16, 2007 is required to approve Proposal 3. If Proposals 3 and 4 are approved by our shareholders at the special meeting, the proposed amendment to the Articles of Incorporation will become effective upon the filing of Articles of Incorporation with the Secretary of State of Georgia. If Proposal 3 is approved but Proposal 4 is not approved at the special meeting, the proposed amendment to the Articles of Incorporation will become effective upon the filing of Articles of Amendment of Articles of Incorporation with the Secretary of State of Texas.

Our Board of Directors believes the authorization of the preferred stock is necessary to provide us with the flexibility to act in the future with respect to financing programs, acquisitions, and other corporate purposes (although no such specific activities currently are contemplated) without the delay and expense associated with obtaining shareholder approval each time an opportunity requiring the issuance of such shares of preferred stock may arise. Such a delay might deny us the flexibility that our Board of Directors views as important in facilitating the effective use of the securities of the Company.

The authorization of preferred stock pursuant to this proposal will have no dilutive effect upon the present shareholders. However, to the extent our preferred stock is issued to persons other than our current shareholders and/or in proportions other than the proportion that currently exists, such issuance could have a substantial dilutive effect on our current shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE AMENDMENT TO THE ARTICLES OF INCORPORATION
TO AUTHORIZE 30,000,000 SHARES OF PREFERRED STOCK.

PROPOSAL NO. 4
CHANGE IN OUR STATE OF INCORPORATION FROM TEXAS TO GEORGIA
BY CONVERTING INTO A GEORGIA CORPORATION

Our board of directors has unanimously approved, and recommends for shareholder approval, the change in our company’s state of incorporation from Texas to Georgia. For the reasons set forth below, our board of directors believes that it is advisable and in the best interests of our company and our shareholders to reincorporate in Georgia.

We propose to accomplish the reincorporation by converting our company into a Georgia corporation. If the conversion is completed, the company’s name will be Health Discovery Corporation. The reincorporation will not result in any change in the business, management, assets, liabilities or net worth of our company.

Terms of the Conversion

The conversion from Texas to Georgia would be effected pursuant to the terms of a plan of conversion. Upon completion of the conversion, our company would cease to exist as a corporate entity under Texas law and the company would continue to operate the business of our company under the name Health Discovery Corporation as a Georgia corporation. The discussion of the conversion set forth below is qualified in its entirety by reference to the form of the plan of conversion, which is attached as Exhibit A hereto.

Pursuant to the plan of conversion, each outstanding share of common stock, no par value, of Health Discovery Corporation, other than the disputed shares, would be converted automatically into one share of common stock, no par value, of the Georgia corporation upon the effective date of the conversion. The Georgia corporation will reserve for issuance a sufficient number of its shares to cover the disputed shares upon final resolution of the dispute, and if we are unsuccessful, the disputed shares will be converted into shares of the new Georgia corporation. If we are ultimately successful in the dispute, the disputed shares will be cancelled. Each stock certificate representing issued and outstanding shares of common stock of Health Discovery Corporation would continue to represent the same number of shares of common stock of the Georgia corporation. If our company effects the conversion, our shareholders would not need to exchange their existing stock certificates for stock certificates of the Georgia corporation. Shareholders may, however, exchange their certificates if they choose to do so. Assuming that our company effects the conversion, we may decide to issue substitute stock certificates in the future to replace the current certificates that are outstanding. If we were to decide to issue substitute stock certificates, we would notify all shareholders of our company at that time.

Pursuant to the plan of conversion, our company promises to take all actions that Texas law and Georgia law require to effect the conversion.

The plan of conversion provides that the respective obligations of our company under the plan of conversion are subject to the following conditions:

•	our shareholders have approved the conversion;
•
no court or governmental authority, whether by statute, rule, regulation, executive order, decree, ruling, injunction or other order, has prohibited, restrained, enjoined or restricted the consummation of the conversion; and

•	shareholders holding a significant amount of our common stock have not elected to exercise their statutory dissenters’ rights.

Each warrant, stock option and other equity-based award of our company that is issued and outstanding as of the conversion date would be converted automatically into a warrant, stock option or other equity-based award with respect to the same number of shares of common stock of the surviving Georgia corporation, upon the same terms and subject to the same conditions pursuant to which the award was granted and in the agreement reflecting the award.

If our shareholders approve the conversion, we plan to effect the conversion as soon as practicable after the special meeting. The plan of conversion provides that the board of directors of our company may abandon the conversion for any reason, notwithstanding shareholder approval. If the shareholders do not approve the conversion, we would not consummate the conversion and our company would continue to operate as a Texas corporation.

Under Texas law, our shareholders have the right to dissent with respect to the conversion proposal and to receive from our company payment in cash for the fair value of their shares of common stock of our company if we consummate the conversion. See “Rights of Dissenting Shareholders” on page 23 of this proxy statement for more information regarding dissenters’ rights.

Principal Reasons for the Reincorporation

Our company was originally incorporated in Texas in April 2001 as a telecommunications company under the name “Direct Wireless Communications, Inc.” In 2003, we made a strategic decision to change our overall direction to the business of health discovery. In that vein, we acquired substantially all of the assets of The Barnhill Group, LLC on September 25, 2003, and changed our name to “Health Discovery Corporation” on November 6, 2003. Since that time, we have been pursuing our mission to become one of the world’s first fully-integrated biomarker discovery companies. Our board of directors and management believe that our company will be better served to relocate its principal place of business to the State of Georgia, where the company’s central activities in connection with our strategic biomarker development are currently taking place.

No Change in Board Members, Business or Management

The reincorporation would cause certain changes of a legal nature to occur with respect to both the company and the rights of our shareholders, the most significant of which are described below. The proposed conversion would not, however, result in any change in the business, management, fiscal year, assets or liabilities of our company. Assuming that all nominees are elected as directors at the special meeting and the conversion is effected, the directors and executive officers of our company would continue as the directors and executive officers of the surviving Georgia corporation.

Comparison of Shareholder Rights Before and After the Conversion

Set forth below is a table that summarizes some of the most significant similarities and differences in the rights of our shareholders before and after the conversion becomes effective. These differences will occur as a result of the distinctions between (i) Texas law and our company’s articles and bylaws, on the one hand, and (ii) Georgia law and the our new articles and bylaws after the conversion, on the other hand. If our shareholders approve the conversion proposal and the conversion becomes effective, the Georgia corporation’s articles and bylaws will become the new articles of incorporation and bylaws of the surviving Health Discovery Corporation.

The form of the Georgia corporation’s articles of incorporation and bylaws are attached to this proxy statement as Exhibits B and C, respectively, and all statements in this proxy statement concerning such documents are qualified by reference to the complete provisions of the documents. In addition to the changes described below, certain technical changes will be made to our company’s articles and bylaws to reflect insignificant differences between Texas and Georgia law. The table below is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences and is qualified in its entirety by reference to Texas and Georgia law.

	HEALTH DISCOVERY CORPORATION a Texas corporation	HEALTH DISCOVERY CORPORATION a Georgia corporation
Authorized Capital Stock	The authorized capital stock consists of 200,000,000 shares of common stock, no par value.
The authorized capital stock consists of 300,000,000 shares of common stock, no par value and 30,000,000 shares of preferred stock.

The Board of Directors will be authorized from time to time to issue the preferred stock in one or more series, and in connection with the creation of any such series, to determine the voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions, including dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, all to the full extent now or hereafter permitted by the Georgia Business Corporation Code. Subject to the rights of any series of preferred stock then outstanding, the board of directors may provide that such series shall be superior or rank equally or be junior to the preferred stock of any other series to the extent permitted by law.

	HEALTH DISCOVERY CORPORATION a Texas corporation	HEALTH DISCOVERY CORPORATION a Georgia corporation

Size of Board of Directors
Texas law requires that the board of directors consist of at least one or more members. The number of members must be fixed by, or in the manner provided in, the articles of incorporation or the bylaws and may be increased or decreased by amendment to, or in the manner provided in, such documents, but no decrease shall have the effect of shortening the term of any incumbent director.

Our bylaws fix the number of directors on our board at no fewer than three and no greater than seven, which number will be determined by the board from time to time. The range may be increased or decreased by an amendment to the bylaws.

The board of directors must consist of at least one or more members, which must be fixed by the articles of incorporation or the bylaws and may be increased or decreased by the shareholders or, if allowed by the articles or bylaws, by the board of directors.

The bylaws fix the number of directors on the board at no fewer than two and no greater than seven, which number may be determined by the board from time to time. The range may be increased or decreased by an amendment to the bylaws.

Removal of Directors
As permitted by Texas law, the bylaws provide that directors may be removed with or without cause at any meeting of the shareholders called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of the director or directors. Additionally, our bylaws provide that a director may be removed with cause only with the affirmative vote of two-thirds of the board of directors.

Georgia law allows for the removal of directors with or without cause, unless the articles or bylaws require cause, by the vote of a majority of the votes entitled to be cast at a shareholders’ meeting called for the purpose of such removal where notice of such removal is stated as one of the purposes for calling the meeting.

The bylaws do not require that removal be for cause.

Filling Vacancies on the Board of Directors
Under Texas law, a vacancy on a board of directors occurring after the issuance of shares may be filled by (a) an election at an annual or special shareholders meeting called for the purpose of filling the vacancy, or (b) by the affirmative vote of a majority of the remaining directors, though such remaining directors may constitute less than a quorum of the board. A vacancy resulting from an increase in the number of directors may be filled by (a) an election at an annual or special shareholders meeting called for the purpose of filling the vacancy or (b) by the board of directors for a term of office that continues until the next meeting for the election of one or more directors by shareholders, provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

Our bylaws provide that if a director is elected to fill a vacancy, the director serves a term equivalent to the unexpired term of the predecessor director.

Under Georgia law, a board vacancy may be filled by (a) the shareholders, (b) the board of directors or (c) the remaining directors, though they may constitute less than a quorum, by the affirmative vote of a majority of such remaining directors. A vacancy created by a director elected by a shareholder voting group may only be filled by the shareholders in that voting group.

The bylaws provide that if a director is elected to fill a vacancy, the director will serve a term equivalent to the unexpired term of the predecessor director. A director elected to fill a vacancy resulting from an increase in the number of directors will serve a term that continues until the next election of directors by the shareholders.

	HEALTH DISCOVERY CORPORATION a Texas corporation	HEALTH DISCOVERY CORPORATION a Georgia corporation

Approval of Certain Transactions with Interested Shareholders; Business Combination Statute
Under Texas law, the affirmative vote of at least two-thirds of the holders of outstanding shares entitled to vote thereon is required for shareholders to authorize the sale, lease, exchange or other disposition of assets of a corporation (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without the good will of a corporation, if not made in the usual and regular course of its business.

Texas law prohibits an issuing public corporation from, directly or indirectly, entering into or engaging in a business combination with an affiliated shareholder, or any affiliate or associate of the affiliated shareholder, during the three-year period immediately following the affiliated shareholder’s share acquisition date unless (a) the business combination or the purchase or acquisition of shares made by the affiliated shareholder on the share acquisition date is approved by the board of directors before the share acquisition date, or (b) the business combination is approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder, at a meeting of shareholders and not by written consent, duly called for that purpose not less than six months after the affiliated shareholder’s acquisition date.

Pursuant to the Company’s articles of incorporation, the affirmative vote of two-thirds of the holders of outstanding shares is required for shareholders to authorize the sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation.

Georgia law prohibits business combinations with interested shareholders, or shareholders who own 10% or more of the voting shares, unless (a) the interested shareholder receives consent for the transaction from the board of directors prior to becoming an interested shareholder, (b) the interested shareholder becomes the owner of at least 90% of the outstanding shares in the transaction in which the interested shareholder acquired the 10% interest or (c) the interested shareholder acquires the ownership of at least 90% of the outstanding shares in the transaction in which the interested shareholder acquired the 10% interest. These restrictions do not apply to shareholders who inadvertently become interested shareholders and immediately divest enough shares so that they no longer hold a 10% interest.

	HEALTH DISCOVERY CORPORATION a Texas corporation	HEALTH DISCOVERY CORPORATION a Georgia corporation

Amendments to the Articles of Incorporation
Under Texas law, any amendment to the articles of incorporation not undertaken under authority granted to the board of directors in the articles of incorporation in accordance with Texas Business Corporation Act Article 2.13 requires (a) the approval of the board of directors by means of a resolution adopted by the board that sets forth the proposed amendment, (b) proper delivery of written or printed notice setting forth the proposed amendment or a summary of the changes to be effected thereby to each shareholder of record entitled to vote thereon within the time and in the manner required by the Texas Business Corporation Act, and (c) the affirmative vote of two-thirds of the shareholders of the outstanding shares entitled to vote.

Under Georgia law, most amendments to the articles of incorporation requires (a) the recommendation of the amendment by the board of directors and (b) the affirmative vote of a majority of the shareholders of the outstanding shares entitled to vote. In addition, certain amendments to the articles of incorporation may be adopted without shareholder vote, including amendments to (i) extend the duration of the corporation, (ii) delete the names of initial directors, initial registered agents and incorporators, (iii) delete the mailing address of the initial principal office if an annual registration is on file with the Secretary of State, (iv) change each share of an outstanding class into a greater number of whole shares if such class is the only class of shares outstanding, (v) change or eliminate the par value of each share of an outstanding class if such class is the only class of shares outstanding, and (vi) change the corporate name.

Pursuant to the articles of incorporation, the following amendments to the articles of incorporation will require the affirmative vote of either two-thirds of the directors then in office or two-thirds of the issued and outstanding shares of the Company entitled to vote: (i) amendments to provisions regarding personal liability of the directors of the Company and (ii) amendments to provisions regarding the appropriate voting standard to approve business transactions.

Amendments to the Bylaws
Texas law allows for the amendment or repeal of the bylaws of a corporation by the board of directors unless (a) the articles of incorporation or the Texas Business Corporation Act reserve the power exclusively to the shareholders in whole or in part or (b) the shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the board of directors may not amend or repeal that bylaw. Texas law allows for the amendment or repeal of the bylaws of a corporation by the shareholders, unless the articles of incorporation or a bylaw adopted by the shareholders provide otherwise.

Our bylaws allow for the alteration, amendment or repeal of the bylaws by the affirmative vote of a majority of the directors at a meeting where at least a quorum of directors is present or by a majority of the shareholders of the shares outstanding and entitled to vote.

Georgia law allows for the amendment or repeal of the bylaws of a corporation by the board of directors or by the shareholders, unless the articles of incorporation or the bylaws provide otherwise.

The articles of incorporation provide that the board of directors shall have the right to adopt, amend or repeal the bylaws of the Company by the affirmative vote of a majority of all directors then in office, and the shareholders shall also have such right by the affirmative vote of a majority of the issued and outstanding shares of the Company entitled to vote.

Limitation or Elimination of Directors’ Personal Liability
Texas law allows for the limitation of liability of directors and for the indemnification of directors and officers in certain situations. Where a director has been wholly successful on the merits or otherwise in the defense of a proceeding in which he is named defendant or respondent because he is or was a director, Texas law requires that the corporation indemnify the director against reasonable expenses incurred by him in connection with such proceeding if the articles of incorporation do not restrict the circumstances under which the corporation is required to indemnify.

Georgia law requires a corporation to indemnify a director who is successful, on the merits or otherwise, in a proceeding in which the director was made a party because of his or her capacity as a director.

Georgia law also allows for the indemnification of directors against liability where the director conducted himself or herself in good faith and reasonably believed that his or her conduct was (a) in the best interests of the corporation, (b) not opposed to the best interests of the corporation and (c) not unlawful. A Georgia corporation cannot indemnify a director in connection with any proceeding that is (i) by or in the right of the corporation (except for reasonable expenses if the director met the standard of conduct), or (ii) based on any transaction in which the director received an improper personal benefit.

The articles of incorporation and bylaws of the Company provide for the indemnification of directors to the fullest extent permitted under Georgia law.

	HEALTH DISCOVERY CORPORATION a Texas corporation	HEALTH DISCOVERY CORPORATION a Georgia corporation

Shareholder Voting
Under Texas law, action on a matter generally, excluding amendments to articles of incorporation, the election of directors, mergers, conversions, share exchanges and sales of all or substantially all of the assets, is approved if a quorum is present and the affirmative vote of a majority of the shares entitled to vote, and that voted for or against or expressly abstained with respect to that matter, are cast in favor of the action, unless the corporation’s articles or bylaws require a vote greater than a majority.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present unless the corporation’s articles of incorporation or bylaws require a vote of a specified portion of the shares that is greater than a majority.

A merger, conversion, share exchange, sale, lease, exchange or other disposition of assets of a corporation (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without the good will of a corporation, if not made in the usual and regular course of its business that requires the approval by the shareholders shall be approved by a vote of at least two-thirds of the outstanding shares entitled to vote thereon. The board may require a greater vote for a merger, conversion, or share exchange.

Under Georgia law, action on a matter generally, excluding the election of directors, is approved if a quorum is present and the affirmative vote of a majority of the shares entitled to vote is cast in favor of the action, unless the corporation’s articles of incorporation provide otherwise.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present when the vote is taken, unless the corporation’s articles of incorporation provide otherwise. The articles of incorporation do not require a higher number of votes.

A merger, conversion, share exchange, sale of all or substantially all of a corporation’s assets or similar transaction shall be approved by a majority of the votes entitled to be cast on the transaction, unless Georgia law, the corporation’s articles of incorporation or bylaws, or the board of directors requires a greater vote. The Company’s articles of incorporation require the approval of two-thirds of the votes entitled to be cast on the transaction.

Dissenters’ Rights of Appraisal
Texas law generally affords a shareholder the right to dissent from the following: (1) a plan of merger in which the shareholder is entitled to vote thereon; (2) a plan of conversion; (3) a share exchange in which the shares held by the shareholder are to be acquired; or (4) a sale, lease, exchange or other disposition of assets of a corporation (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without the good will of a corporation, if not made in the usual and regular course of its business. Texas law does not afford a shareholder the right to dissent from any plan of merger where there is a single surviving or new domestic or foreign corporation or from any plan of exchange if (a) the shares held by the shareholder on the record date are listed on a national security exchange, listed on the Nasdaq Stock Market, or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity, or held by 2,000 or more holders, (b) the shareholder is not required to accept any consideration that differs from the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) provided to shareholders of the same class or series, and (c) the shareholder is not required to accept any consideration other than (i) shares listed or authorized for listing upon official notice of issuance, on a national securities exchange or shares approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity, or shares held of record by not less than 2,000 holders (ii) cash in lieu of fractional shares or (iii) a combination of shares and cash as described in (i) and (ii) above.

Georgia law generally affords dissenters’ rights of appraisal with respect to a merger, conversion, share exchange, sale of all or substantially all of a corporation’s property or an amendment of the articles of incorporation to reduce the number of shares of a class or series. Georgia law does not afford dissenters’ rights where the shares held by the shareholder are listed on a national security exchange or held by more than 2,000 shareholders unless (a) the shareholder is required to accept any consideration other than shares listed on a national security exchange or held by more than 2,000 shareholders or (b) the articles of incorporation or a resolution of the board of directors provides otherwise.

	HEALTH DISCOVERY CORPORATION a Texas corporation	HEALTH DISCOVERY CORPORATION a Georgia corporation
Inspection of Shareholder List
Texas law requires that the list of shareholders entitled to vote at a meeting shall be available for inspection at any time during regular business hours by any shareholder at least ten days before each such meeting at the registered office or principal place of business of the corporation and shall be available at the time and place of the meeting for inspection by any shareholder during the whole time of the meeting. Alternatively, Texas law also allows for the list of shareholders to be kept on a reasonably accessible electronic network if the information required to access the list is included with the notice of the meeting.

Georgia law requires that the list of shareholders entitled to notice of a meeting be available for inspection by any shareholder, his or her agent or his or her attorney at the time and place of the meeting.

	HEALTH DISCOVERY CORPORATION a Texas corporation	HEALTH DISCOVERY CORPORATION a Georgia corporation

Interested Director Transactions
Under Texas law, an otherwise valid contract or transaction between a corporation and one or more of its directors, or between a corporation and any entity in which one or more of its directors have a financial interest is valid notwithstanding whether the director is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if either (a) the material facts as to the director’s interest and as to the contract or transaction are disclosed or known to the board of directors or committee, and the board of directors or committee in good faith authorizes the contract or transaction by an affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to the director’s relationship or interest and as to the contract or transaction are disclosed or known to the shareholders entitled to vote on the contract or transaction, and the shareholders in good faith specifically approve the contract or transaction; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders.

Under Georgia law, a contract or transaction in which one or more of a corporation’s directors have an interest is not void or voidable solely because an interested director is present at or participates in the meeting of the board of directors that authorizes the contract or transaction. In addition, a contract or transaction in which one or more of a corporation’s directors have an interest may not be enjoined, set aside or give rise to an award of damages or other sanctions, in an action brought by a shareholder or brought by or in the right of the corporation, upon the basis of the interested director(s) interests if the contract or transaction (a) was approved by the board of directors after required disclosure, (b) was approved by the shareholders after required disclosure, or (c) is established to have been fair to the corporation at the time of commitment to the contract or transaction.

	HEALTH DISCOVERY CORPORATION a Texas corporation	HEALTH DISCOVERY CORPORATION a Georgia corporation

Examination of Books and Records
Texas law provides that any person who is a shareholder for at least six months immediately prior to his or her demand, or is the holder of at least five percent of all outstanding shares of a corporation, upon submitting a written demand stating a proper purpose, will have the right to examine, whether in person or by means of an agent, accountant, or attorney at any reasonable time or times, the relevant books and records of account, minutes, and share transfer records of the corporation and to make extracts therefrom.

Georgia law provides that any shareholder is entitled to inspect and copy relevant books and records of account, minutes and other books and records upon submitting a written demand at least five business days before the desired date of inspection, and (a) the demand must be made in good faith and for a proper purpose, (b) the purpose must be described with reasonable particularity, (c) the records desired to be inspected must be described with reasonable particularity, (d) the records must be directly connected with the purpose, and (e) the records must only be used for the stated purpose. Under Georgia law, a “proper purpose” is a purpose reasonably relevant to such person’s legitimate interest as a shareholder.

Preemptive Rights
Texas law provides that where a corporation was incorporated before September 1, 2003, shareholders have preemptive rights - the right to acquire proportional amounts of the corporation’s additional unissued or treasury shares, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares on the decision of the corporation’s board of directors to issue the shares - unless the corporation elects in its articles of incorporation to opt not to provide such rights to its shareholders. Unless otherwise provided in the articles of incorporation, no preemptive right exists with respect to: (1) shares issued to a director, officer, agent, or employee of the corporation or a subsidiary or affiliate of the corporation; (2) shares issued or granted to satisfy conversion or option rights created to provide compensation to a director, officer, agent, or employee of the corporation or a subsidiary or affiliate of the corporation; (3) shares authorized in the corporation’s articles that are issued not later than the 180th day after the effective date of the corporation’s formation; or (4) shares sold, issued, or granted by the corporation for consideration other than money.

Under Georgia law, shareholders are not entitled to preemptive rights unless the corporation elects in its articles of incorporation to provide that right. The Georgia corporation does not so elect. Accordingly, shareholders will not have preemptive rights after the completion of the conversion.

HEALTH DISCOVERY CORPORATION a Texas corporation	HEALTH DISCOVERY CORPORATION a Georgia corporation
Health Discovery’s articles of incorporation do not so elect. As a result, shareholders currently have preemptive rights.

	HEALTH DISCOVERY CORPORATION a Texas corporation	HEALTH DISCOVERY CORPORATION a Georgia corporation

Distributions And Share Dividends
Under Texas law, and unless otherwise restricted by a corporation’s articles of incorporation, a corporation may make a distribution so long as (a) the distribution does not render the corporation insolvent and (b) the distribution does not exceed the corporation’s surplus, where “surplus” is defined to mean the excess of net assets over stated capital. Notwithstanding the foregoing, if the net assets of a corporation are not less than the amount of the proposed distribution, the corporation may make a distribution involving a purchase or redemption of any of its own shares if: (1) the corporation is an open-end investment company, registered as such under the Federal Investment Company Act of 1940 and its articles provide in effect that it may purchase its own shares out of stated capital; (2) made to eliminate fractional shares; (3) collect or compromise indebtedness owed by or to the corporation; (4) pay dissenting shareholders entitled to payment for their shares in accordance with the Texas Business corporation Act; or (5) effect the purchase or redemption of redeemable shares in accordance with the Texas Business Corporation Act. The corporation may make a distribution not involving a purchase or redemption of any of its own shares if the corporation is consuming assets of the corporation where the net assets of the corporation are not less than the amount of the proposed distribution.

Under Texas law, a share dividend payable in authorized but unissued shares may not be paid by a corporation if the surplus of the corporation is less than the amount required by Texas Business Corporation Act (Article 2.38-1) to be transferred to stated capital at the time that the share dividend is paid.

Georgia law permits a board of directors to authorize, and a corporation to make, a distribution to its shareholders so long as (a) the distribution does not render the corporation unable to pay its debts as they become due in the usual course of business and (b) the distribution does not cause the corporation’s total assets to be less than the sum of its total liabilities plus, unless the articles of incorporation provide otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of those shareholders with superior rights or distribution.

Accounting Treatment of the Conversion

The conversion would be accounted for as a tax-free corporate reorganization. Accordingly, the historical financial statements of our company, which we previously reported to the Securities and Exchange Commission on Forms 10-KSB and 10-QSB, among other forms, as of and for all periods through the date of this proxy statement, would be treated as the financial statements of the converted corporation.

Regulatory Approval

To our knowledge, the only required regulatory or governmental approval or filings necessary in connection with the consummation of the conversion would be the filing of articles of conversion with the Texas Secretary of State and the filing of articles of conversion with the Georgia Secretary of State.

Rights of Dissenting Shareholders

With certain exceptions not applicable to our reincorporation, Articles 5.11 and 5.12 of the Texas Business Corporation Act give each shareholder the right to object to a conversion and to demand payment of the fair value of his or her shares calculated as of the day before the vote was taken authorizing the conversion, excluding any appreciation or depreciation in anticipation of the conversion. In computing fair value, consideration must be given to the value of the corporation as a going concern without including in the computation of value any payment for a control premium or minority discount other than a discount attributable to the type of share held by the dissenting shareholder and any limitation placed on the rights and preferences of those shares. Inasmuch as the reincorporation contemplates such a conversion of our company, the rights pursuant to Articles 5.11 and 5.12 will apply to our company’s reincorporation. However, because the reincorporation is not intended to have any material effect upon our business or financial condition, we reserve the right to abandon the proposed reincorporation for any reason at any time before the conversion becomes effective, and expect to do so if shareholders holding a significant amount of our common stock properly exercise their dissenters’ rights.

In order to exercise the right to dissent, a shareholder must, prior to the shareholders meeting, file with our company a written objection to the conversion, notifying us that his or her right to dissent will be exercised if the conversion is effected and specifying the address to which notice thereof should be delivered or mailed in such event. If the conversion of our company is effected and such shareholder has not voted in favor of the conversion, we must, within ten days after the conversion is effected, deliver or mail to the shareholder written notice that the action has been effected and he or she may, within ten days from the delivery or mailing of that notice, make written demand on the surviving corporation for payment of the fair value of his or her shares. The demand must state the number and class of shares owned by the dissenting shareholder and his or her estimate of the fair value of those shares. It is not necessary for the shareholder to vote against the reincorporation proposal (although he or she may not vote in favor of the reincorporation proposal, if the shareholder desires to preserve his or her dissenter’s rights); however, any shareholder failing to make demand within the 10-day period will be bound by the conversion. A shareholder’s vote against or abstention with respect to the proposed conversion will not satisfy the requirement that the shareholder make demand for payment of his or her shares. Within 20 days after demanding payment for his or her shares in the manner described above, the shareholder must submit his or her stock certificates to our company so that we can make a notation on the certificate that such demand of dissenters’ rights has been made.

Within 20 days after our receipt of a demand in compliance with the Texas Business Corporation Act Article 5.12 by a dissenting shareholder for payment of the fair value of his or her shares, we will deliver or mail to him or her a written notice to the effect that we will either (i) pay the amount claimed within 90 days after the date the conversion is effected upon the surrender of the duly endorsed stock certificates, or (ii) pay some other amount that we estimate to be the fair value within 90 days after the date the conversion was effected, upon receipt of notice within 60 days after the date the conversion was effected from the shareholder that he or she will accept such amount in exchange for surrender of his or her duly endorsed stock certificates. If we and the dissenting shareholder can agree upon the fair value, we will pay that value and the dissenting shareholder will cease to have any interest in those shares or in our corporation. If we cannot reach agreement as to the fair value of the shares, either the dissenting shareholder or our company may, within the time limits prescribed by Article 5.12 of the Texas Business Corporation Act, file a petition in a court of competent jurisdiction in McLennan County, Texas, asking for a finding and determination of the fair value of such shares as provided in Article 5.12 of the Texas Business Corporation Act. Court costs will be allocated between the parties in the manner as the court determines to be fair and equitable.

This summary does not purport to be a complete statement of the rights of dissenting shareholders, and this summary is qualified in its entirety by references to Article 5.11, 5.12 and 5.13 of the Texas Business Corporation Act, which are reproduced in full as Exhibit D to this proxy statement.

Material Federal Income Tax Consequences

For federal income tax purposes, no gain or loss would be recognized by our shareholders as a result of the consummation of the conversion, and no gain or loss would be recognized by our company or the Georgia corporation. In addition, each current holder of our common stock will have the same basis in the common stock of the surviving corporation pursuant to the conversion, and such person’s holding period with respect to such common stock of the surviving corporation would include the period during which such holder held the corresponding common stock of our company, provided the latter was held by such person as a capital asset immediately prior to the consummation of the conversion.

State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above. Shareholders should consult their own tax advisers as to the effect of the conversion under applicable federal, state, local or foreign income tax laws.

Vote Required

Texas law requires the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to be cast at the special meeting. A vote in favor of the reincorporation proposal is a vote to approve the plan of conversion and the change in our state of incorporation from Texas to Georgia. A vote in favor of the reincorporation is also effectively a vote in favor of the articles of incorporation and bylaws of the Georgia corporation. If our shareholders approve the plan of conversion and the conversion becomes effective, the articles of incorporation and bylaws of the Georgia corporation would respectively become the articles of incorporation and bylaws of the surviving corporation. The form of the articles of incorporation and bylaws of the Georgia corporation are attached to this proxy statement as Exhibits B and C, respectively.

In the absence of contrary instructions, shares represented by a proxy will be voted “FOR” the change in our State of Incorporation from Texas to Georgia by conversion into a Georgia corporation. Abstentions and broker non-votes will have the effect of votes “AGAINST” the reincorporation proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” A CHANGE
 IN OUR STATE OF INCORPORATION FROM TEXAS TO GEORGIA BY CONVERSION
INTO A GEORGIA CORPORATION.

PROPOSAL NO. 5
ADJOURNMENT OF MEETING TO ALLOW TIME
FOR FURTHER SOLICITATION OF PROXIES

At the special meeting, shareholders are being asked to consider and vote on a proposal to authorize management to adjourn the meeting to allow time for further solicitation of proxies if there are insufficient votes present at the meeting, in person or by proxy, to approve the conversion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
ADJOURNMENT OF MEETING TO ALLOW TIME FOR FURTHER SOLICITATION OF
PROXIES.

OTHER MATTERS

Copies of our Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, may be obtained, without charge, by accessing the Securities and Exchange Commission’s website at www.sec.gov. These reports and other information also may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at One Station Place, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the Securities and Exchange Commission in Washington, D.C. at prescribed rates.

As of the date of this proxy statement, our board of directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the special meeting other than those matters stated in the notice of the special meeting. Accordingly, if other matters should properly come before the special meeting, it is intended that the holders of the proxies will act in respect to those matters in accordance with their best judgment.

In addition to the use of the mails, proxies may be solicited by telephone, e-mail, facsimile or personal conversation. The costs of solicitation of proxies will be borne by our company. These costs include the preparation, assembly and mailing of the proxy statement, the notice of the special meeting of shareholders and the enclosed proxy card, as well as the cost of forwarding these materials to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies.

By order of the board of directors, /s/ Stephen D. Barnhill, M.D. Stephen D. Barnhill, M.D. Chairman of the Board and Chief Executive Officer April 20, 2007

Exhibit A

PLAN OF CONVERSION

OF

HEALTH DISCOVERY CORPORATION, A TEXAS CORPORATION

TO

HEALTH DISCOVERY CORPORATION, A GEORGIA CORPORATION

STATEMENT OF FACTS

The Board of Directors and the stockholders of Health Discovery Corporation, a Texas corporation, have determined that it is advisable that Health Discovery Corporation convert to a Georgia corporation pursuant to Section 5.17 of the Texas Business Corporation Act on the terms and conditions hereinafter set forth, and by resolutions duly adopted have approved the terms and conditions of this Plan of Conversion (this “Plan”).

ARTICLE I
IDENTIFICATION OF ENTITIES

1.1     The converting entity is Health Discovery Corporation, a Texas corporation (the “Converting Entity”).

1.2    The converted entity is Health Discovery Corporation, a Georgia corporation (the “Converted Entity”).

1.3    The Converting Entity is continuing its existence in the organizational form of the Converted Entity.
ARTICLE II
CONVERSION

2.1    On __________, 2007 (the “Effective Date”), the Converting Entity shall be converted to the Converted Entity and shall continue its existence in the organizational form of a Georgia corporation (the “Conversion”).

2.2    Without limiting the foregoing, on and after the Effective Date:

(a)    The Converting Entity shall continue to exist, without interruption, but in the organizational form of the Converted Entity;

(b)    In accordance with the terms of this Plan, all rights, title and interests to all real estate and other property owned by the Converting Entity shall continue to be owned by the Converted Entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances therein;

(c)    All liabilities and obligations of the Converting Entity shall continue to be liabilities and obligations of the Converted Entity in its new organizational form without impairment or diminution by reason of the conversion;

(d)    All rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Converting Entity in their capacities as such in existence as of the Effective Time will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obliges as if the Conversion had not occurred; and

(e)    Any proceeding pending by or against the Converting Entity or by or against any of the Converting Entity’s shareholders may be continued by or against the Converted Entity in its new organizational form and by or against the prior shareholders, as the case may be, without the need for substitution of parties.

2.3    Prior to and from and after the Conversion, the Converting Entity shall take all such actions as shall be necessary or appropriate in order to effectuate the Conversion. If at any time the Converted Entity shall consider or be advised that any further assignments or assurances in law or any other actions are necessary, appropriate or desirable to vest in the Converted Entity, according to the terms hereof, the title to any property or rights of the Converting Entity, the last acting officers of the Converting Entity, shall and will execute and make all such proper assignments and assurances and take all action necessary and proper to vest title in such property or rights in the Converted Entity, and otherwise to carry out the purposes of this Plan.

ARTICLE III
CONVERSION OF SHARES

3.1    Shares of Converting Entity. Upon the Effective Date, each share of common stock in the Converting Entity (excluding shares held by shareholders who perfect their dissenters’ rights of appraisal as provided in Section 3.2 of this Plan) that is issued and outstanding immediately prior thereto shall, by virtue of the Conversion and without any action by the Converting Entity or the Converted Entity, the holder of such shares or any other person, be converted into the right to receive one fully paid and nonassessable share of common stock in the Converted Entity (the “Conversion Consideration”). As of the Effective Date, all shares of common stock in the Converting Entity shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each certificate that previously represented such shares of common stock in the Converting Entity shall thereafter represent the Conversion Consideration for all such shares.

3.2     Dissenting Shareholders. Any holder of shares of common stock in the Converting Entity who perfects his or her dissenters’ rights of appraisal in accordance with and as contemplated by Articles 5.11 - 5.13 of the Texas Business Corporation Act shall be entitled to receive the value of such shares in cash as determined pursuant to Articles 5.11 - 5.13 of the Texas Business Corporation Act; provided, however, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the Texas Business Corporation Act, and surrendered to the Converted Entity the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Date a dissenting shareholder of the Converting Entity fails to perfect, or effectively withdraws or loses, his or her right to appraisal and of payment for his or her shares, such dissenting shareholder shall be entitled to receive the Conversion Consideration in accordance with Section 3.1 upon surrender of the certificate or certificates representing the shares of common stock in the Converting Entity held by such shareholder.

3.3    Health Discovery Options and Warrants.

(a)    Upon the Effective Date, the Converted Entity shall assume and continue any and all stock option, stock warrant or other equity-based awards heretofore granted by the Converting Entity (individually, a “Convertible Security” and, collectively, the “Convertible Securities”), and shall reserve for issuance for such Convertible Securities a number of shares of common stock of the Converted Entity equal to the number of shares of common stock of the Converting Entity so reserved immediately prior to the Effective Date. Each unexercised Convertible Security which is outstanding immediately prior to the Effective Date shall, upon the Effective Date, become an option or right to purchase the common stock of the Converted Entity on the basis of one share of the common stock of the Converted Entity for each share of common stock of the Converting Entity issuable pursuant to any such Convertible Security, and otherwise on the same terms and conditions and at an exercise or conversion price per share equal to the exercise or conversion price per share applicable to any such Convertible Security. Upon the Effective Date, each warrant to purchase common stock in the Converting Entity which is outstanding immediately prior to the Effective Date shall, upon the Effective Date, become a warrant to purchase common stock of the Converted Entity on the basis of one share of common stock of the Converted Entity for each share of common stock of the Converting Entity issuable immediately prior to the Effective Date pursuant to any such warrant, and otherwise on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such Converting Entity warrant immediately prior to the Effective Date. Each other Convertible Security relating to shares of common stock of the Converting Entity arising from an equity-based award which is outstanding immediately prior to the Effective Date shall, upon the Effective Date, become a Convertible Security relating to shares of common stock in the Converted Entity on the basis of one share of common stock in the Converting Entity for each share of common stock in the Converted Entity to which such Convertible Security relates and otherwise on the same terms and conditions applicable to such convertible security immediately prior to the Effective Date.

(b)    On or as soon as practicable following the Effective Date, the Converted Entity shall file with the Securities and Exchange Commission any required post-effective amendments to previously filed registration statements under the Securities Act of 1933, as amended, with respect to the shares of common stock in the Converted Entity which, upon the Effective Date, will become subject to contractually granted registration rights.

3.4  Exchange of Certificates.

(a)    After the Effective Date, each holder of an outstanding certificate representing shares of common stock in the Converting Entity (excluding holders of certificates who perfect their dissenters’ rights of appraisal as provided in Section 3.2 of this Plan) may, at such holder’s option, surrender the same for cancellation to such entity as the Converted Entity so designates as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the Conversion Consideration. Until so surrendered, each outstanding certificate theretofore representing shares of common stock in the Converting Entity shall be deemed for all purposes to represent the Conversion Consideration and the associated Rights.

(b)    The registered owners of shares of common stock in the Converting Entity on the books and records of the Converting Entity immediately prior to the Effective Date (excluding registered owners who perfect their dissenters’ rights of appraisal as provided in Section 3.2 of this Plan) shall be the registered owners of the shares of common stock of the Converted Entity on the books and records of the Converted Entity immediately after the Effective Time, and the holders of shares of common stock of the Converting Entity, until such certificates shall have been surrendered for transfer or conversion or otherwise accounted for by the Converted Entity, shall be entitled to exercise any voting and other rights with respect to, and receive dividends and other distributions upon, the shares of common stock of the Converted Entity that the holders of shares of common stock of the Converting Entity would be entitled to receive pursuant to the Conversion.

(c)    Each certificate representing shares of common stock in the Converted Entity so issued in the Conversion shall bear the same legends or contain the same restrictions on transfer, if any, that appeared on or related to the certificates representing shares of common stock of the Converting Entity so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Converted Entity in compliance with applicable laws.

(d)    If any certificate representing shares of common stock in the Converted Entity is to be issued in a name other than the name in which the certificate surrendered in exchange therefor is registered, the following conditions must be satisfied before the issuance thereof: (i) the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer; (ii) such transfer shall otherwise be proper; and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than the name of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Converting Entity that such tax has been paid or is not payable.

ARTICLE IV
ARTICLES OF INCORPORATION

A copy of the Articles of Incorporation of the Converted Entity to be filed with the Secretary of State of Georgia is attached as Exhibit A hereto. The Articles of Incorporation shall be the Articles of Incorporation for the Converted Entity from and after the Effective Date and shall continue in effect until the same shall be altered, amended or repealed as therein provided or as provided by law.

ARTICLE V
ARTICLES OF CONVERSION

A copy of the Articles of Conversion to be filed with the Secretary of State of Texas so to effect the conversion contemplated herein is attached as Exhibit B hereto (the “Articles of Conversion”).

ARTICLE VI
TERMINATION

At any time prior to the filing of the Articles of Conversion with the Secretary of State of Texas, the Board of Directors of the Converting Entity may terminate and abandon this Plan, notwithstanding favorable action on and approval of the conversion by the Board of Directors and the stockholders of the Converting Entity.

ARTICLE VII
GENERAL PROVISIONS

7.1     Covenants of Converting Entity. The Converting Entity covenants and agrees that it will on or before the Effective Date take all such other actions as may be required by the Georgia Business Corporation Code and the Texas Business Corporation Act to effect the Conversion.

7.2    Covenants of the Converted Entity. The Converted Entity covenants and agrees that it will on or before the Effective Date:

(a)    take such action as may be required to qualify to do business as a foreign corporation in the states in which the Converting Entity is qualified to do business immediately before the Effective Date and in connection therewith irrevocably appoint an agent for service of process as required under the applicable provisions of the relevant state laws; and

(b)    take all such other actions as may be required by the Georgia Business Corporation Code and the Texas Business Corporation Act to effect the Conversion.

7.3    Conditions to the Obligations of the Converted Entity and the Converting Entity to Effect the Conversion. The respective obligation of each of the Converted Entity and the Converting Entity to effect the Conversion shall be subject to the satisfaction at or prior to the Effective Date of the following conditions:

(a)    the Plan shall have been approved by holders of two thirds of the outstanding shares of common stock in the Converting Entity entitled to vote on the Plan;

(b)    no statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the Conversion; provided, however that each of the Converting Entity and the Converted Entity shall use their commercially reasonable efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted; and

(c)    shareholders holding a significant amount of common stock in the Converting Entity have not elected to exercise their statutory dissenters’ rights.

7.4    Further Assurances. From time to time, as and when required by the Converted Entity, the Converting Entity shall execute and deliver or shall cause to be executed and delivered such deeds and other instruments, and the Converting Entity shall take or cause to be taken any actions as shall be appropriate or necessary, (a) to vest or perfect in the Converting Entity or confirm that the Converting Entity shall have record ownership of or otherwise own the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Converting Entity on the Effective Date or shortly thereafter and (b) to carry out the purposes of or to effectuate this Plan by the Effective Date or shortly thereafter, unless a specific deadline is established by this Plan.

7.5    Registered Office. The registered office of the Converted Entity in the State of Georgia is located at 5501 ½ Abercorn Street, Savannah, Georgia 31405, and Dan Furth is the registered agent of the Converting Entity at such address.

7.7    Agreement. Executed copies of this Plan will be on file at the principal place of business of the Converted Entity in Savannah, Georgia, and copies thereof will be furnished to any shareholder or stockholder, as the case may be, of either the Converting Entity or the Converted Entity, upon request and without cost.

7.8    Governing Law. This Plan shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Georgia (without giving effect to principles of conflicts of laws) and, so far as applicable, the conversion provisions of the Texas Business Corporation Act.

7.9    Counterparts. In order to facilitate the filing and recording of this Plan, this Plan may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Converting Entity and the Converted Entity have caused this Plan to be executed this the _____ day of ____________, 2007.

HEALTH DISCOVERY CORPORATION, a Texas corporation

By:              ______________________________

Name:         ______________________________
Title:           ______________________________

HEALTH DISCOVERY CORPORATION,
a Georgia corporation
By:              ______________________________

Name:         ______________________________
Title:           ______________________________

Exhibit B
ARTICLES OF INCORPORATION

OF

HEALTH DISCOVERY CORPORATION

1.    Name. The name of the Corporation is Health Discovery Corporation.

2.    Authorized Capital. The total number of shares of capital stock which the Corporation is authorized to issue is three hundred million (300,000,000) shares of common stock (the “Common Stock”), no par value, and thirty million (30,000,000) shares of preferred stock (the “Preferred Stock”).

The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of these Articles, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Georgia to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and relative rights of the shares of each such series and the qualifications, or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i)         The number of shares constituting that series and the distinctive designation of that series;

(ii)        The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

(iii)       Whether that series shall have voting rights, in additions to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv)      Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v)       Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

(vi)      Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii)     The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights or priority, if any, of payment of shares of that series; and

(viii)    Any other relative rights, preference and limitations of that series.

3.    Registered Agent and Registered Office. The name and address of the Registered Agent and the Registered Office of the Corporation are as follows:

Name	Address (including county)
Daniel R. Furth	5501 ½ Abercorn Street Savannah, Georgia 31405 Chatham County

4.    Incorporator. The name and address of the incorporator are as follows:

Name	Address
Todd Wade	Powell Goldstein LLP 1201 W. Peachtree St., NW 14th Floor Atlanta, Georgia 30309

5.    Principal Office. The mailing address of the principal office of the Corporation is as follows:

5501 ½ Abercorn Street
Savannah, Georgia 31405
Chatham County

6.    Bylaws. Except as provided in these Articles, the Board of Directors shall have the right to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall also have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

7.    Personal Liability of Directors.

(a)    A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:

(i)         any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

(ii)        acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii)       the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code (the “Code”) dealing with unlawful distributions of corporate assets to shareholders; or

(iv)      any transaction from which the director derived an improper material tangible personal benefit.

(b)    Any repeal or modification of this Article 7 by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(c)    Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 7 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

8.    Indemnification of Officers and Directors. The Corporation shall, to the fullest extent permitted by the provisions of the Code, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the Code. Any indemnification effected under this provision shall not be deemed exclusive of rights to which those indemnified may be entitled under any bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

9.    Business Transactions.

(a)    In any case in which the Code or other applicable law requires shareholder approval of any merger or share exchange of the Corporation with or into any other corporation, or any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or other entity, approval of such actions shall require:

(i)
that the Board of Directors recommend the plan of merger, plan of conversion or share exchange to the shareholders, unless the Board of Directors elects, because of conflict of interest or other special circumstances, to make no recommendation and communicated the basis for its election to the shareholders with the plan; and

(ii)	two-thirds of all the votes entitled to be cast on the plan by all shares entitled to vote on the plan.

(b)    The Board of Directors shall have the power to determine for the purposes of this Article 9, on the basis of information known to the Corporation, whether any sale, lease or exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation.

(c)    Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

10.    Severability. Should any provision of these Articles of Incorporation, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of these Articles of Incorporation shall remain valid and fully enforceable.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation, this ___ day of _______, 2007.

________________________________
Todd Wade, Incorporator

Exhibit C

BYLAWS
OF
HEALTH DISCOVERY CORPORATION

ARTICLE SIX OFFICERS, AGENTS AND EMPLOYEES	7

6.1 General Provisions	7
6.2 Powers and Duties of the Chief Executive Officer, the Chairman of the Board and the President	7
6.3 Powers and Duties of Vice Presidents	8
6.4 Powers and Duties of the Secretary	8
6.5 Delegation of Duties	9

ARTICLE SEVEN CAPITAL STOCK	9

7.1 Certificates	9
7.2 Shareholder List	10
7.3 Transfer of Shares	10
7.4 Record Dates	10
7.5 Registered Owner	10
7.6 Transfer Agent and Registrars	10
7.7 Lost Certificates	10
7.8 Fractional Shares or Scrip	11

ARTICLE EIGHT BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS	11

8.1 Inspection of Books and Records	11
8.2 Seal	12

ARTICLE NINE INDEMNIFICATION	12

9.1 Authority to Indemnify	12
9.2 Mandatory Indemnification	12
9.3 Advance for Expenses	13
9.4 Court-ordered Indemnification and Advances for Expenses	13
9.5 Determination of Indemnification	13
9.6 Authorization of Indemnification	14
9.7 Indemnification of Employees and Agents.	14
9.8 Other Rights	14
9.9 Insurance	15
9.10 Continuation of Expenses	15

ARTICLE TEN NOTICES: WAIVERS OF NOTICE	15

10.1 Notices	15
10.2 Waivers of Notice	15

ARTICLE ELEVEN CHECKS, NOTES, DRAFTS, ETC.	16

ARTICLE TWELVE AMENDMENTS	16

BYLAWS
OF
HEALTH DISCOVERY CORPORATION

ARTICLE ONE
OFFICES

The Corporation shall at all times maintain its principal office in Savannah, Georgia, its registered office in the State of Georgia and its registered agent at that address, but it may have other offices located within or outside the State of Georgia as the Board of Directors may determine.

ARTICLE TWO
SHAREHOLDERS' MEETINGS

2.1   Annual Meeting.  A meeting of shareholders of the Corporation shall be held annually, within six (6) months after the end of each fiscal year of the Corporation.  The annual meeting shall be held at such time and place, and on such date, as the Directors shall determine from time to time and as shall be specified in the notice of the meeting.

2.2   Special Meetings.  Special meetings of the shareholders may be called at any time by the Corporation's Board of Directors, its President, or by the Corporation upon the written request of any one or more shareholders owning an aggregate of not less than twenty-five percent (25%) of the outstanding capital stock of the Corporation.  Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.

2.3   Place.  Annual or special meetings of shareholders may be held within or without the State of Georgia.

2.4   Notice.  Notice of annual or special shareholders meetings stating the place, day and hour of the meeting shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting, either mailed to the last known address or personally given to each shareholder entitled to vote at the meeting.  Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called.  The notice of any meeting at which amendments to or restatements of the Articles of Incorporation, merger or share exchange of the Corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and shall further comply with all requirements of law.  Notice of a meeting may be waived by an instrument in writing executed before or after the meeting.  The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or share exchange, in which event the waiver shall comply with the further requirements of law concerning such waivers.  Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof.

2.5   Quorum.  At all meetings of shareholders a majority of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote.  A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

2.6   Proxies; Required Vote. At every meeting of the shareholders, including meetings of shareholders for the election of Directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven (11) months from its date, unless said proxy provides for a longer period.  Each shareholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the Corporation.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these bylaws.

2.7   Presiding Officer and Secretary.  At every meeting of shareholders, the Chairman or the President, or if such officers shall not be present then the person appointed by one of them, shall preside.  The Secretary or an Assistant Secretary, or if such officers shall not be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

2.8   Shareholder List.  The officer or agent having charge of the stock transfer books of the Corporation shall produce for inspection of any shareholder at, and continuously during, every meeting of the shareholders, a complete alphabetical list of shareholders showing the address and share holdings of each shareholder.  If the record of shareholders readily shows such information, it may be produced in lieu of such a list.

ARTICLE THREE
DIRECTORS

3.1   Management.  Subject to these bylaws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the Corporation.

3.2   Number of Directors.  The Board of Directors shall consist of not less than two (2) nor more than seven (7) members. The number of Directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of Directors, or by the Board of Directors by the affirmative vote of a majority of all Directors then in office.

3.3   Vacancies.  The Directors, even though less than a quorum, may fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of Directors. Such appointment by the Directors shall continue until the expiration of the term of the Director whose place has become vacant, or, in the case of an increase in the number of Directors, until the next meeting of the shareholders.

3.4   Election of Directors.  At each annual meeting the shareholders shall elect the Directors for a term of one (1) year, to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. In the event that there is no annual meeting, the shareholders shall elect the Directors at a special meeting of the shareholders called for such purpose.

3.5   Removal. The shareholders of the Corporation may remove one or more directors with or without cause.

3.6   Resignation.  Any Director may resign at any time either orally at any meeting of the Board of Directors or by so advising the Chairman of the Board or the President or by giving written notice to the Corporation.  A Director who resigns may postpone the effectiveness of his or her resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation.  If no time of effectiveness is specified therein, a resignation shall be effective upon tender.  A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect a successor to take office when the resignation by its terms becomes effective.

3.7   Compensation.  Directors may be allowed such compensation for their services as Directors as may from time to time be fixed by resolution of the Board of Directors.

3.8   Nomination of Directors.

(a)    Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at any meeting of shareholders at which Directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 3.8. Unless and until a nominating committee is established by the Board of Directors, the Board of Directors shall act as a nominating committee to select the management nominees for election as Directors.

(b)    Nominations, other than those management nominees made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than thirty (30) days prior to the date of the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed or such public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person as required to be disclosed in solicitation of proxies for election of Directors made in compliance with Regulation 14A under the Securities and Exchange Act of 1934, as amended (including such person's written consent to being named in a proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the books of the Corporation, of such shareholder and (B) the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section. The officer presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section and the defective nomination shall be disregarded.

ARTICLE FOUR
COMMITTEES

4.1   Committees.  (a) The Board of Directors may, by resolution adopted by a majority of the entire board, designate committees consisting of one or more Directors.  Each committee member shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders and until the member's successor is elected and qualified, or until the member's death, resignation or removal, or until the member shall cease to be a director.

(b)    The committees shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by a committee, and a committee shall not have the authority of the Board of Directors in reference to (i) the amendment of the Articles of Incorporation or bylaws of the Corporation; (ii) the adoption of a plan of merger or share exchange; (iii) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation; or (iv) a voluntary dissolution of the Corporation or the revocation of any such voluntary dissolution.

(c)    A committee shall meet from time to time on call of any two or more of its members.  Meetings of a committee may be held at such place or places, within or without the State of Georgia, as such committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings.  A committee may fix its own rules of procedure, including provision for notice of its meetings.  It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

(d)    A committee shall act by majority vote of its members; provided, however, that contracts or transactions of and by the Corporation in which officers or Directors of the Corporation are interested shall require the affirmative vote of a majority of the disinterested members of the Board of Directors at a meeting of the Board of Directors at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Board of Directors prior to the vote.

(e)    Members of a committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

(f)    The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more Directors as alternate members of a committee who may act in the place and stead of any absent member or members at any meeting of said committee.

4.2   Removal.  The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

ARTICLE FIVE
MEETINGS OF THE BOARD OF DIRECTORS

5.1   Time and Place.  Meetings of the Board of Directors may be held at any time and place either within or without the State of Georgia.

5.2   Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Georgia, as shall be determined by the Board of Directors from time to time.

5.3   Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on not less than two (2) days notice by mail, personal delivery, telephone, or e-mail (provided the recipient has an e-mail address) to each Director and shall be called by the Chairman of the Board or the President in like manner and on like notice on the written request of any two or more Directors.  Any such special meeting shall be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of the meeting.

5.4   Content and Waiver of Notice.  No notice of any meeting of the Board of Directors need state the purposes thereof.  Notice of any meeting may be waived by an instrument in writing executed before or after the meeting.  Attendance in person at any such meeting shall constitute a waiver of notice thereof unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

5.5   Quorum; Participation by Telephone.  At all meetings of the Board of Directors, the presence of a majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business.  Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting.  Except as may be otherwise specifically provided by law, the Articles of Incorporation or these bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting.  In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present.  Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

5.6   Tie Votes. When a quorum of Directors is present at any meeting of the Board of Directors and Directors vote on any action required or permitted to be taken at such meeting, if the vote results in a tie, the Chairman’s vote shall determine the outcome of the action.

5.7   Action in Lieu of Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors and upon compliance with any further requirements of law pertaining to such consents.

5.8   Interested Directors and Officers.  An interested director or officer is one who is a party to a contract or transaction with the Corporation or who is an officer or director of, or has a financial interest in, another Corporation, partnership or association which is a party to a contract or transaction with the Corporation.  Contracts and transactions between the Corporation and one or more interested directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (a) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative vote of a majority of disinterested Directors, even if the disinterested directors be less than a quorum, at a meeting of the board or committee at which the material facts as to the interested person or persons and the contract or transaction are disclosed or known to the board or committee prior to the vote; or (b) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interested person or persons and the contract or transaction have been disclosed to them; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board, committee or shareholders.  Interested directors may be counted in determining the presence of a quorum at a meeting of the board or committee which authorizes the contract or transaction.

ARTICLE SIX
OFFICERS, AGENTS AND EMPLOYEES

6.1   General Provisions.  The officers of the Corporation shall be a Chief Executive Officer, a President and a Secretary, and may include a Treasurer, Chairman of the Board, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers.  The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders in each year or shall be appointed as provided in these bylaws.  The Board of Directors may elect other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors.  All officers shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified.  Any two or more offices may be held by the same person.  Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause.  Removal without cause shall be without prejudice to such person's contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.  The compensation of officers, agents and employees elected by the Board of Directors shall be fixed by the Board of Directors or by a committee thereof, and this power may also be delegated to any officer, agent or employee as to persons under his or her direction or control.  The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

6.2   Powers and Duties of the Chairman of the Board, the Chief Executive Officer and the President.  The powers and duties of the Chief Executive Officer, the Chairman of the Board and the President, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these bylaws or by the Board of Directors.

(a)    The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders.  The Chairman of the Board shall perform such other duties as the Board of Directors may from time to time direct.

(b)    The Chief Executive Officer shall have general charge of the business and affairs of the Corporation and shall keep the Board of Directors fully advised.  The Chief  Executive Officer shall employ and discharge employees and agents of the Corporation, except such as shall be elected by the Board of Directors, and he or she may delegate these powers.  The Chief Executive Officer may vote the shares or other securities of any other domestic or foreign Corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation.  The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

(c)    The President shall, unless otherwise provided by the Board of Directors, be the Chief Executive Officer of the Corporation.  The President shall have general charge of the business and affairs of the  orporation and shall keep the Board of Directors fully advised.  The President shall employ and discharge employees and agents of the Corporation, except such as shall be elected by the Board of Directors, and he or she may delegate these powers.  The President shall have such powers and perform such duties as generally pertain to the office of the President, as well as such further powers and duties as may be prescribed by the Board of Directors.  The President may vote the shares or other securities of any other domestic or foreign

Corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation.  The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

6.3   Powers and Duties of Executive Vice Presidents.  Each Executive Vice President shall have such powers and perform such duties as the Board of Directors or the President may prescribe and shall perform such other duties as may be prescribed by these bylaws.  In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Executive Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the President.  The performance of any such duty by an Executive Vice President shall be conclusive evidence of his or her power to act.

6.4   Powers and Duties of the Secretary.  The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board of Directors and shall keep the minutes of all their meetings at which he or she is present.  Except as otherwise provided by these bylaws, the Secretary shall attend to the giving of all notices to shareholders and Directors.  He or she shall have charge of the seal of the Corporation, shall attend to its use on all documents the execution of which on behalf of the Corporation under its seal is duly authorized and shall attest the same by his or her signature whenever required.  The Secretary shall have charge of the record of shareholders of the Corporation, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of shareholders, and of such other books and papers as the Board of Directors may direct.  Subject to the control of the Board of Directors, the Secretary shall have all such powers and duties as generally are incident to the position of secretary or as may be assigned to the Secretary by the President or the Board of Directors.

6.5   Delegation of Duties.  In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors (or in the case of Assistant Secretaries or Assistant Treasurers only, the President) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer.  In such latter event such new officer shall serve until the next annual election of officers.

ARTICLE SEVEN
CAPITAL STOCK

7.1   Certificates.  (a) The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued.  Each certificate representing shares shall set forth upon the face thereof the following:

(i)         the name of this Corporation;

(ii)        that the Corporation is organized under the laws of the State of Georgia;

(iii)       the name or names of the person or persons to whom the certificate is issued;

(iv)       the number and class of shares, and the designation of the series, if any, which the certificate represents; and

(v)        if any shares represented by the certificate are nonvoting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, the certificate shall further set forth on either the face or back thereof a clear and concise statement to that effect.

(b)    Each certificate shall be signed by the President or an Executive Vice President and the Secretary or an assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof.  If a certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation, the signature of any such officer of the Corporation may be a facsimile.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

7.2   Shareholder List.  The Corporation shall keep or cause to be kept a record of the shareholders of the Corporation which readily shows, in alphabetical order or by alphabetical index, and by classes or series of stock, if any, the names of the shareholders entitled to vote, with the address of and the number of shares held by each.  Said record shall be presented and kept open at all meetings of the shareholders.

7.3   Transfer of Shares.  Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by power of attorney lawfully constituted in writing, and upon surrender of the certificate, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.7 of these bylaws.

7.4   Record Dates.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

7.5   Registered Owner.  The Corporation shall be entitled to treat the holder of record of any share of stock of the Corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.6   Transfer Agent and Registrars.  The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

7.7   Lost Certificates.  Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and, if the Directors so require, shall give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen or destroyed.

7.8   Fractional Shares or Scrip.  The Corporation may, when and if authorized so to do by its Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, share exchanges or reorganizations.  Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the Corporation in the event of liquidation.  Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a shareholder of the Corporation, including voting rights, dividend rights or the right to participate in any assets of the Corporation in the event of liquidation.  In lieu of issuing fractional shares or scrip, the Corporation may pay in cash the fair value of fractional interests as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.

ARTICLE EIGHT
BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS

8.1 Inspection of Books and Records.  (a) A shareholder owning more than two percent (2%) of the outstanding shares of the Corporation shall be entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the shareholder meets the requirements of subsection (b) of this Section 8.1 and gives the Corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy:

(i)         excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the board of directions while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting;

(ii)        accounting records of the Corporation; and

(iii)        the record of shareholders.

(b)    A shareholder owning more than two percent (2%) of the outstanding shares of the Corporation may inspect and copy the records described in subsection (a) of this Section 8.1 only if:

(i)         the shareholder’s demand is made in good faith and for a proper purpose that is reasonably relevant to his or her legitimate interest as a shareholder;

(ii)        the shareholder describes with reasonable particularity his or her purpose and the records he or she desires to inspect;

(iii)       the records are directly connected with his or her purpose; and

(iv)       the records are to be used only for the stated purpose.

(c)     If the Secretary or a majority of the Corporation's Board of Directors finds that the request is proper, the Secretary shall promptly notify the shareholder of the time and place at which the inspection may be conducted.

(d)    If said request is found by the Secretary or the Board of Directors to be improper, the Secretary shall so notify the requesting shareholder on or prior to the date on which the shareholder requested to conduct the inspection.  The Secretary shall specify in said notice the basis for the rejection of the shareholder's request.

(e)    The Secretary, the Board of Directors and the Executive Committee shall at all times be entitled to rely on the corporate records in making any determination hereunder.

8.2   Seal.  The corporate seal shall be in such form as the Board of Directors may from time to time determine.  In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the Corporation.

ARTICLE NINE
INDEMNIFICATION

9.1   Authority to Indemnify. The Corporation shall indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director or officer of the Corporation (or was serving at the request of the Corporation as a director, officer or employee or agent of another Corporation, partnership, joint venture, trust or other enterprise) for reasonable expenses, judgments, fines, penalties and amounts paid in settlement (including attorneys' fees), incurred in connection with the proceeding if the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct set forth above. Indemnification permitted under this action in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

9.2   Mandatory Indemnification. To the extent that a director or officer of the Corporation has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein, because he or she is or was a director or officer of the Corporation, the Corporation shall indemnify the director or officer against reasonable expenses incurred by him or her in connection therewith.

9.3   Advance for Expenses. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding if (a) he or she furnishes the Corporation written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 9.1 of this section, and (b) he or she furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. The undertaking required by this section must be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

9.4   Court-ordered Indemnification and Advances for Expenses. A director, officer, employee or agent of the Corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

9.5   Determination of Indemnification. Except as provided in Section 9.2 and except as may be ordered by the court, the Corporation may not indemnify a director, officer, employee or agent under Sections 9.1 or 9.7 unless a determination has been made in the specific case that indemnification of the director, officer, employee or agent is permissible in the circumstances because he or she has met the standard of conduct set forth in Section 9.1 and, in the case of indemnification under Section 9.7, unless authorized thereunder. The determination shall be made:

(a)    By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceedings;

(b)    If a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(c)    By special legal counsel:

(i)         Selected by the Board of Directors or its committee in the manner prescribed in paragraph (a) or (b) of this section; or

(ii)        If a quorum of the Board of Directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

(d)    By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

9.6   Evaluation of Expenses. An evaluation as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible in the circumstances because the director or officer has met the standard of conduct set forth in Section 9.5, except that if the determination is made by special legal counsel, an evaluation as to the reasonableness of expenses shall be made by those entitled under subsection (c) of Section 9.5 to select counsel.

9.7 Indemnification of Employees and Agents.

(a)     The Corporation may indemnify, or obligate itself to indemnify, and may advance expenses under this Section 9.7 to an employee or agent of the Corporation to the same or any lesser extent as a director or officer under this Article 9.

(b)     Authorization of indemnification or an obligation to indemnify under this Section 9.7 shall be made in the same manner as provided in Section 9.5 for the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification under this Section 9.7 shall be made by those entitled under subparagraph (c) of Section 9.5 to select special legal counsel.

(c)     Authorization to advance expenses under this Section 9.7 shall be made:

(i)	By the Board of Directors:

(A)   When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

(B)   When there are fewer than two disinterested directors and if a quorum of the board of directors is present, by the affirmative vote of a majority of directors present, in which authorization directors who do not qualify as disinterested directors may participate; or

(ii)   By the shareholders, but shares owned or voted under the control of a director who at the same time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

9.8   Other Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, agreement or contract either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the stockholders, both as to action by a director, trustee, officer, employee or agent in his or her official capacity and as to action in another capacity while holding such office or position; except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, trustee, officer, employee, or agent pursuant to this Section 9.8 by the Corporation for liability for (a) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with illegal or unauthorized distributions of corporate assets, whether as dividends or in liquidation of the Corporation or otherwise; or (d) any transaction from which the director derived an improper material tangible personal benefit.

9.9   Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent whether or not the Corporation would have power to indemnify him or her against the same liability under this Article Nine.

9.10   Continuation of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE TEN
NOTICES: WAIVERS OF NOTICE

10.1   Notices.  Except as otherwise specifically provided in these bylaws, whenever under the provisions of these bylaws notice is required to be given to any shareholder, director or officer, it shall not be construed to mean personal notice, but such notice may be given by personal notice, by e-mail (provided the recipient has an e-mail address), by telegram or cablegram, or by mail by depositing the same in the post office or letter box in a postage prepaid sealed wrapper, addressed to such shareholder, director or officer at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

10.2   Waivers of Notice.  Except as otherwise provided in these bylaws, when any notice is required to be given by law, by the Articles of Incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  In the case of a shareholder, such waiver of notice may be signed by the shareholder's attorney or proxy duly appointed in writing.

ARTICLE ELEVEN
CHECKS, NOTES, DRAFTS, ETC.

Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

ARTICLE TWELVE
AMENDMENTS

The bylaws of the Corporation may be altered or amended and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting.  The shareholders may provide by resolution that any bylaw provision repealed, amended, adopted, or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.  Except as otherwise provided in the Articles of Incorporation, action by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

Exhibit D
TEXAS DISSENTERS’ RIGHTS STATUTE

Article 5.11.  Rights of Dissenting Shareholders in the Event of Certain Corporate Actions

A.	Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

(1)
Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

(2)
Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation requiring the special authorization of the shareholders as provided by this Act.

(3)	Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

B.
Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if

(1)
the shares, or depository receipts in respect of the shares, held by the shareholder are part of a class or series, shares, or depository receipts in respect of the shares, of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

(a)    listed on a national securities exchange;

(b)    listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

(c)    held of record by not less than 2,000 holders;

(2)
the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder’s shares any consideration other that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

(3)	the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder’s shares any consideration other than:

(a)
shares, or depository receipts in respect of the shares, of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares, or depository receipts in respect of the shares, of which are:

(i)	listed, or authorized for listing upon official notice of issuance, on a national securities exchange;
(ii)	approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

(iii)	held of record by not less than 2,000 holders;

(b)	cash in lieu of fractional shares otherwise entitled to be received; or

(c)	any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

Article 5.12.	Procedure for Dissent by Shareholders as to Said Corporate Actions

A.
Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

(1)(a)
With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder’s right to dissent will be exercised if the action is effective and giving the shareholder’s address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder’s right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for the payment of the fair value of the shareholder’s shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

(b)
With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder’s right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder’s right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder’s shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

(2)
Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

(3)
If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

B.
If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder’s shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

C.
After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

D.
The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning ninety-one (91) days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

E.
Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

F.
The provisions of this Article shall not apply to a merger if, on the date of the filling of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

G.
In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Article 5.13.  Provisions Affecting Remedies of Dissenting Shareholders

A.
Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

B.
Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder’s rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

C.
Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares of before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder’s rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the times provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

HEALTH DISCOVERY CORPORATION 5501 ½ Abercorn Street Savannah, GA 31405
This Proxy Is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Daniel R. Furth as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Health Discovery Corporation held of record by the undersigned on April 16, 2007, at the Annual Meeting of Shareholders to be held on May 22, 2007, or any adjournment thereof.

1. ELECTION OF DIRECTORS

FOR all nominees listed below ☐	WITHHOLD AUTHORITY ☐
(except as marked to the contrary below)	to vote for all nominees listed below

 (INSTRUCTION: To withhold authority to vote for any individual nominee strike through the nominee's name below.)

Stephen D. Barnhill, M.D.; William M. Goldstein; William F. Quirk, Jr.

2. AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 300,000,000

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE 30,000,000 SHARES OF PREFERRED STOCK

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4 CHANGE IN STATE OF INCORPORATION FROM TEXAS TO GEORGIA BY CONVERSION.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5. ADJOURNMENT OF MEETING TO ALLOW TIME FOR FURTHER SOLICITATION OF PROXIES.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

6.  TRANSACTING OTHER BUSINESS INCIDENTAL TO THE MEETING.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED  SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR THE RATIFICATION OF THE AUDITORS.

IN ORDER TO ENSURE WE HAVE ENOUGH SPACE CAPACITY, PLEASE CHECK THE APPROPRIATE BOX:

PLAN TO ATTEND MEETING [ ]	DO NOT PLAN TO ATTEND MEETING [ ]

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:____________________________, 2007 ________________________________________ (Signature) ________________________________________ (Signature if held jointly)

Please mark, sign, date and return this Proxy Card promptly using the enclosed envelope.